Exhibit (d)(14)

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  PRESTAMISTA    CERVECERIA MODELO, C.A.    PRESTATARIA          PRIMOR
                                                             INVERSIONES, C.A.
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   MONTO          US$ 20.000.000,00         TASA            VARIABLE
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   EMISION        30 DE ENERO DE 2001       VENCIMIENTO     31 DE MAYO DE 2004
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Yo, RAFAEL SUCRE, venezolano, mayor de edad, portador de la cedula de identidad No. 4.090.548, procediendo en mi caracter de Director de PRIMOR INVERSIONES, C.A., sociedad mercantil domiciliada en la ciudad de Caracas e inscrita por ante el Registro Mercantil Quinto de la Circunscripcion
Judicial del Distrito Capital y Estado Miranda, en fecha 09 de enero de
2001, bajo el No. 81, Tomo 497-A-Qto., suficientemente autorizado por la Junta Directiva en fecha 23 de enero de 2001, mediante el presente documento, declaro: que mi representada ha recibido en calidad de prestamo a interes de CERVECERIA MODELO, C.A., sociedad mercantil domiciliada en la ciudad de Maracaibo, Estado Zulia, constituida segun documento inscrito por ante el Juzgado Primero de Primera Instancia en lo Civil y Mercantil del
Estado Zulia, en fecha 18 de enero de 1960, bajo el No. 37, Libro 49,
Tomo 2do, Folio Vto. 80 y 89; y posteriormente, en fecha 11 de julio de 1988, inscrita en el Registro Mercantil Primero de la Circunscripcion Judicial del Estado Zulia, bajo el N(degree) 66, Tomo 50-A, la cantidad de VEINTE MILLONES DE DOLARES DE LOS ESTADOS UNIDOS DE AMERICA EXACTOS (US$20.000.000,00) a la entera satisfaccion de mi representada y en dinero efectivo, para ser invertida en operaciones de legitimo caracter comercial.
La suma de dinero antes indicada y objeto del presente contrato de prestamo, devengara intereses variables trimestralmente, pagaderos por trimestres vencidos el ultimo dia habil de cada periodo, los cuales seran calculados a la tasa de interes que resulte del promedio de la tasa de interes activa y la tasa de interes pasiva en dolares de los Estados Unidos de America cobrada y pagada por instituciones financieras a las sociedades que conforman el conglomerado industrial Empresas Polar durante ese periodo. La mencionada cantidad de dinero debera ser pagada por mi representada a CERVECERIA MODELO, C.A. unicamente en dolares de los Estados Unidos de America, con exclusion de cualquier otra moneda, el dia 31 de mayo de 2004, fecha de vencimiento del presente prestamo, pudiendo ser cancelada por mi representada, total o parcialmente, aun antes de su vencimiento. El plazo antes mencionado para efectuar el pago podra ser prorrogado a solicitud de mi representada y de acuerdo a las condiciones que fije para el momento de la solicitud CERVECERIA MODELO, C.A.. Asimismo, declaro que correran por cuenta de mi representada todos los gastos que ocasione el prestamo que CERVECERIA MODELO, C.A. le concede a mi representada, incluyendo los de cobranza. Queda elegida la ciudad de
Caracas como domicilio especial para todos los efectos derivados del presente contrato con exclusion de cualquier otro. Y yo, JUAN RUIZ GARCIA, venezolano, mayor de edad, domiciliado en la ciudad de Caracas, titular de la cedula de identidad No. 6.229.908, actuando en mi caracter de Presidente de CERVECERIA MODELO, C.A., sociedad mercantil antes identificada, suficientemente autorizado por la Junta Directiva de la Compania en fecha
10 de enero de 2001, en nombre de mi representada declaro que estoy conforme con los terminos y condiciones contenidos en el presente documento. Hecho en dos (2) ejemplares de un mismo tenor y efecto en
Caracas, a los 30 dias del mes de enero de 2001.


POR:  PRIMOR INVERSIONES, C.A.


      /s/ RAFAEL SUCRE
      ---------------------------
      RAFAEL SUCRE
      DIRECTOR


POR:  CERVECERIA MODELO, C.A.


      /s/ JUAN RUIZ GARCIA
      --------------------------
      JUAN RUIZ GARCIA
      PRESIDENTE